Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LYFT, INC.

Lyft, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is Lyft, Inc. The Corporation was originally incorporated under the name Bounder Web, Inc. The Corporation changed its name to Zimride, Inc. on July 21, 2008. The Corporation changed its name to Lyft, Inc. on April 22, 2013. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 5, 2007.

SECOND: That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the prior Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

THIRD: The text of this Corporation’s Certificate of Incorporation is amended and restated in its entirety to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on June 27, 2018.

LYFT, INC.

By:	/s/ Logan Green
Logan Green, Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LYFT, INC.

Article I.

The name of this corporation is Lyft, Inc. (the “Corporation”).

Article II.

The address of the registered office of this Corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

Article III.

The nature of the business of this Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV.

A. Classes of Stock. As of the date on which this Amended and Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), the authorized capital stock of the Corporation shall be as follows:

This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” This Corporation is authorized to issue 340,000,000 shares of Common Stock, par value of $0.00001 per share. This Corporation is authorized to issue 227,328,900 shares of Preferred Stock, par value of $0.00001 per share, 6,063,921 of which shall be designated “Series Seed Preferred Stock,” 8,129,364 of which shall be designated “Series A Preferred Stock,” 7,067,771 of which shall be designated “Series B Preferred Stock,” 14,479,445 of which shall be designated “Series C Preferred Stock,” 24,674,534 of which shall be designated “Series D Preferred Stock,” 47,099,094 of which shall be designated “Series E Preferred Stock,” 37,263,568 of which shall be designated “Series F Preferred Stock,” 18,662,127 of which shall be designated “Series G Preferred Stock,” 42,771,492 of which shall be designated “Series H Preferred Stock” and 21,117,584 of which shall be designated “Series I Preferred Stock.”

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the each series of Preferred Stock are as set forth below in this Article IV.B.

1. Dividend Provisions.

(a) The holders of shares of Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of (i) $0.01801333 per share per annum for the Series Seed Preferred Stock, (ii) $0.06101333 per share per annum for the Series A Preferred Stock, (iii) $0.16820000 per share per annum for the Series B Preferred Stock, (iv) $0.339792 per share per annum for the Series C Preferred Stock, (v) $0.810552 per share per annum for the Series D Preferred Stock, (vi) $1.5556 per share per annum for the Series E Preferred Stock, (vii) $2.143112 per share per annum for the Series F Preferred Stock, (viii) $2.572 per share per annum for the Series G Preferred Stock, (ix) $3.179688 per share per annum for the Series H Preferred Stock and (x) $3.788312 per share per annum for the Series I Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like (collectively, “Recapitalizations”)), and as otherwise set forth elsewhere herein, payable when, as, and if declared by the Board of Directors of this Corporation (the “Board of Directors”). Such dividends shall not be cumulative. Any partial payment shall be made pro rata among the holders of Preferred Stock in proportion to the payment each such holder would receive if the full amount of such dividends were paid.

(b) After payment of any dividends pursuant to Article IV.B.1(a), any additional dividends shall be distributed among all holders of Common Stock and all holders of Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of such series of Preferred Stock were converted to Common Stock at the then-effective conversion rate for each such series of Preferred Stock.

(c) To the extent one or more sections of any other state corporations code setting forth minimum requirements for this Corporation’s retained earnings and/or net assets are applicable to this Corporation’s repurchase of shares of Common Stock, such code sections shall not apply, to the greatest extent permitted by applicable law, in whole or in part with respect to repurchases by this Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the right to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment. In the case of any such repurchases, distributions by this Corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms may be defined in such other state’s corporations code.

2. Liquidation Preference.

(a) In the event of a Liquidation Event (as defined below), either voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, on a pari passu basis, an amount per share equal to (i) in the case of the Series Seed Preferred Stock, the sum of $0.225166667 (the “Original Series Seed Issue Price”) for each outstanding share of Series Seed Preferred Stock and an amount equal to all declared but unpaid dividends on such share, (ii) in the case of the Series A Preferred Stock, the sum of $0.762666667 (the “Original Series A Issue Price”) for each outstanding share of Series A Preferred Stock and an amount equal to all declared but unpaid dividends on such share, (iii) in the case of the Series B Preferred Stock, the sum of $2.1025 (the “Original Series B Issue Price”) for each outstanding share of Series B Preferred Stock and an amount equal to all declared but unpaid dividends on such share, (iv) in the case of the Series C Preferred Stock, the sum of $4.2474 (the “Original Series C Issue Price”) for each outstanding share of Series C Preferred Stock and an amount equal to all declared but unpaid dividends on such share, (v) in the case of the Series D Preferred Stock, the sum of $10.1319 (the “Original Series D Issue Price”) for each outstanding share of Series D Preferred Stock and an amount equal to all declared but unpaid dividends on such share, (vi) in the case of the Series E Preferred Stock, the sum of $19.4456 (the “Original Series E Issue Price”) for each outstanding share of Series E Preferred Stock and an amount equal to all declared but unpaid dividends on such share, (vii) in the case of the Series F Preferred Stock, the sum of $26.7889 (the “Original Series F Issue Price”) for each outstanding share of Series F Preferred Stock and an amount equal to all declared but unpaid dividends on such share, (viii) in the case of the Series G Preferred Stock, the sum of $32.1500 (the “Original Series G Issue Price”) for each outstanding share of Series G Preferred Stock and an amount equal to all declared but unpaid dividends on such share, (ix) in the case of the Series H Preferred Stock, the sum of $39.7461 (the “Original Series H Issue Price”) for each outstanding share of Series H Preferred Stock and an amount equal to all declared but unpaid dividends on such share and (x) in the case of the Series I Preferred Stock, the sum of $47.3539 (the “Original Series I Issue Price” and along with each of the Original Series Seed Issue Price, the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price, the Original Series E Issue Price, the Original Series F Issue Price, the Original Series G Issue Price and the Original Series H Issue Price may be referred to herein as an “Original Issue Price”) for each outstanding share of Series I Preferred Stock and an amount equal to all declared but unpaid dividends on such share (each as adjusted for Recapitalizations and as otherwise set forth elsewhere herein). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution to stockholders shall be distributed pro rata among the holders of the Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Article IV.B.2(a).

(b) Upon completion of the distributions required by Article IV.B.2(a) all of the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(c) Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Preferred Stock into shares of Common Stock immediately prior to such Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(d) Deemed Liquidation Events.

(i) A “Liquidation Event” shall mean (unless the holders of (x) a majority of the Preferred Stock, voting together as a single class on an as-converted basis, (y) a majority of the Series C Preferred Stock and the Series D Preferred Stock, voting together as a single class on an as-converted basis, (z) a majority of the Series E Preferred Stock, voting as a separate series, (aa) a majority of the Series F Preferred Stock, voting as a separate series, (bb) a majority of the Series G Preferred Stock, voting as a separate series, (cc) the “Series H Requisite Approval” (which shall mean a majority of the Series H Preferred Stock, provided, however, that for so long as any person that is a holder of Series H Preferred Stock as of the Filing Date, together with its affiliates, holds at least 12,579,855 shares of Series H Preferred Stock, “Series H Requisite Approval” shall mean at least seventy-one percent (71%) of the Series H Preferred Stock), in each case, voting as a separate series, and (dd) a majority of the Series I Preferred Stock, voting as a separate series, shall determine otherwise):

(A) any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary;

(B) the acquisition of this Corporation by another entity by means of any reorganization, merger or consolidation (but excluding any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of this Corporation), or any transaction or series of related transactions in which this Corporation’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving corporation (but excluding any sale of Preferred Stock to investors for the principal purpose of raising capital);

(C) a sale, lease, transfer or other disposition (whether by merger or otherwise), in a single transaction or any series of related transactions, by this Corporation of all or substantially all of the assets of this Corporation to any person or entity other than a wholly owned subsidiary of this Corporation; or

(D) the grant of an exclusive license to all or substantially all of this Corporation’s intellectual property in a single transaction or series of related transactions to any person or entity other than a wholly owned subsidiary of this Corporation.

For purposes hereof, “person” shall mean any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity and any person shall be deemed an “affiliate” of another person who, directly or indirectly, controls, is controlled by or is under common control with such person, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person.

(ii) In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors (including at least one of the Preferred Directors (as defined below)). Any securities shall be valued as follows:

(A) For securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate):

(1) If traded on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period (or portion thereof) ending three days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period (or portion thereof) ending three days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors (including at least one of the Preferred Directors).

(B) For securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate), the value shall be deemed to be the value determined as described above in Article IV.B.2(d)(ii)(A) marked down by an appropriate discount to reflect the approximate fair market value thereof, as determined by the Board of Directors (including at least one of the Preferred Directors).

(iii) In the event the requirements of Article IV.B.2 are not complied with, this Corporation shall forthwith either:

(A) Cause such closing to be postponed until such time as the requirements of Article IV.B.2 have been complied with; or

(B) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Article IV.B.2(d)(iv) hereof.

(iv) This Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than 20 days prior to the date for determining the right to vote with respect to such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and this Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than 20 days after this Corporation has given the first notice provided for herein or sooner than 10 days after this Corporation has given notice of any material changes provided for herein; provided that such periods may be shortened or waived prospectively or retrospectively upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent a majority of the voting power of the then-outstanding shares of such Preferred Stock, voting together as a single class on an as-converted basis.

3. Redemption. Neither this Corporation nor the holders of Preferred Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of the Preferred Stock.

4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for each such series of Preferred Stock by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. As of the Filing Date, the Conversion Price per share for shares of Series Seed Preferred Stock shall be the Original Series Seed Issue Price, the Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price, the Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price, the Conversion Price per share for shares of Series F Preferred Stock shall be the Original Series F Issue Price, the Conversion Price per share for shares of Series G Preferred Stock shall be the Original Series G Issue Price, the Conversion Price per share for shares of Series H Preferred Stock shall be the Original Series H Issue Price and the Conversion Price per share for shares of Series I Preferred Stock shall be the Original Series I Issue Price; provided, that the Conversion Price for each series of Preferred Stock shall be subject to adjustment as set forth in Article IV.B.4(d).

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such series of Preferred Stock as adjusted pursuant to Article IV.B.4(d)(ii)(C), if applicable, immediately upon the earlier of (i) except as provided in Article IV.B.4(c), immediately prior to the closing of this Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), resulting in gross proceeds to the Corporation (before deducting underwriter discounts and commissions) of at least $150,000,000 (provided, that any adjustment of the Conversion Price for shares of Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and/or Series I Preferred Stock pursuant to Article IV.B.4(d)(ii)(C) in respect of the issuance of shares of Common Stock in such public offering shall be made immediately prior to conversion of such shares of Preferred Stock into shares of Common Stock pursuant to this Article IV.B.4(b), notwithstanding that such conversion takes place prior to the actual issuance of such shares of Common Stock) and (ii) the date, or the occurrence of an event, specified by written consent of the holders of a majority of the then-outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis; provided, however, (x) the Series C Preferred Stock shall not be converted pursuant to this subsection (ii) without the approval of the holders of a majority of the then-outstanding shares of Series C Preferred Stock, voting as a separate series, (y) the Series D Preferred Stock shall not be converted pursuant to this subsection (ii) without the approval of the holders of a majority of the then-outstanding shares of Series D Preferred Stock, voting as a separate series, (z) the Series E Preferred Stock shall not be converted pursuant to this subsection (ii) without the approval of the holders of a majority of the then-outstanding shares of Series E Preferred Stock, voting as a separate series, (aa) the Series F Preferred Stock shall not be converted pursuant to this subsection (ii) without the approval of the holders of a majority of the then-outstanding shares of Series F Preferred Stock, voting as a separate series, (bb) the Series G Preferred Stock shall not be converted pursuant to this subsection (ii) without the approval of the holders of a majority of the then-outstanding shares of Series G Preferred Stock, voting as a separate series, (cc) the Series H Preferred Stock shall not be converted pursuant to this subsection (ii) without the Series H Requisite Approval, voting as a separate series, and (dd) the Series I Preferred Stock shall not be converted pursuant to this subsection (ii) without the approval of the holders of a majority of the then-outstanding shares of Series I Preferred Stock, voting as a separate series.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock (or shall notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates), and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock. The Conversion Price for any series of Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If this Corporation shall issue, at any time or from time to time after the Filing Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for any such series of Preferred Stock, as such price is in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series of Preferred Stock, as such price is in effect immediately prior to each such issuance shall (except as otherwise provided in this Article IV.B.4(d)(i)) be adjusted concurrently with such issuance to a price computed using the following formula:

CSO + MN
CPN = CPO X	CPO
CSO + ASN

Where CPN is the adjusted Conversion Price for such series of Preferred Stock;

CPO is the Conversion Price for such series of Preferred Stock, as such price is in effect immediately prior to such issuance;

CSO is the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance;

MN is the aggregate consideration received by the Corporation for such issuance; and

ASN is the number of shares of such Additional Stock.

For purposes of this Article IV.B.4(d)(i), the term “Common Stock Outstanding” shall mean and include the following: (1) then-outstanding shares of Common Stock; (2) shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock; (3) shares of Common Stock issuable upon exercise of then-outstanding stock options or settlement of then-outstanding restricted stock unit awards; (4) shares of Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of then-outstanding warrants; and (5) the maximum number of shares of Common Stock issuable upon conversion of any other then-outstanding security convertible directly or indirectly into Common Stock. Shares described in the immediately preceding clauses (1) through (5) shall be included whether vested or unvested, and whether exercisable or not yet exercisable.

(B) Except to the limited extent provided for in Article IV.B.4(d)(i)(E)(3) and Article IV.B.4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Article IV.B.4(d)(i) shall have the effect of increasing the Conversion Price above the applicable Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors (including at least one of the Preferred Directors) irrespective of any accounting treatment.

(E) In the case of the issuance of options to purchase or rights to acquire Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to acquire such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) of such options to purchase or rights to acquire Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Article IV.B.4(d)(i)(C) and Article IV.B.4(d)(i)(D)), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to acquire such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Article IV.B.4(d)(i)(C) and Article IV.B.4(d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Article IV.B.4(d)(i)(E)(1) and Article IV.B.4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article IV.B.4(d)(i)(E)(3) or Article IV.B.4(d)(i)(E)(4).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Article IV.B.4(d)(i)(E)) by this Corporation on or after the Filing Date other than:

(A) shares of Common Stock issued pursuant to a transaction described in Article IV.B.4(d)(iii) hereof;

(B) shares of Common Stock issued or deemed issued to employees, consultants, officers or directors (if in transactions with primarily non-financing purposes) of this Corporation directly or pursuant to a stock option plan, restricted stock purchase plan or other equity incentive plan approved by the Board of Directors;

(C) shares of Common Stock issued (I) in a bona fide, firmly underwritten public offering under the Act in connection with which all outstanding shares of Preferred Stock will be automatically converted to Common Stock, or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; provided, however, that, solely with respect to: (i) the Conversion Price of the Series F Preferred Stock, any shares of Common Stock described in this Article IV.B.4(d)(ii)(C)(I) above issued without consideration or for consideration per share less than the Conversion Price for the Series F Preferred Stock, as such price is in effect immediately prior to the issuance of such Additional Stock, shall be deemed “Additional Stock,” (ii) the Conversion Price of the Series G Preferred Stock, any shares of Common Stock described in Article IV.B.4(d)(ii)(C)(I) above issued without consideration or for consideration per share less than the Conversion Price for the Series G Preferred Stock, as such price is in effect immediately prior to the issuance of such Additional Stock, shall be deemed “Additional Stock,” (iii) the Conversion Price of the Series H Preferred Stock, any shares of Common Stock described in Article IV.B.4(d)(ii)(C)(I) above issued without consideration or for consideration per share less than the Conversion Price for the Series H Preferred Stock, as such price is in effect immediately prior to the issuance of such Additional Stock, shall be deemed “Additional Stock” and (iv) the Conversion Price of the Series I Preferred Stock, any shares of Common Stock described in Article IV.B.4(d)(ii)(C)(I) above issued without consideration or for consideration per share less than the Conversion Price for the Series I Preferred Stock, as such price is in effect immediately prior to the issuance of such Additional Stock, shall be deemed “Additional Stock”;

(D) shares of Common Stock issued pursuant to the conversion of Preferred Stock;

(E) shares of Common Stock issued pursuant to the exercise of convertible or exercisable securities (other than Preferred Stock) outstanding on the Filing Date;

(F) shares of Common Stock issued or deemed issued in connection with a bona fide business acquisition of or by this Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board of Directors (including at least one of the Preferred Directors);

(G) shares of Common Stock issued or deemed issued pursuant to Article IV.B.4(d)(i)(E) as a result of a decrease in the Conversion Price of any Series of Preferred Stock resulting from the operation of Article IV.B.4(d)(i)(E);

(H) shares of Common Stock issued or deemed issued to persons or entities with which this Corporation has business relationships, including, but not limited to, strategic partnerships or joint ventures, equipment lease financings, bank credit agreements, company advisors and other providers of goods and services that are for other than primarily equity financing purposes, as approved by the Board of Directors (including at least one of the Preferred Directors); or

(I) shares of Common Stock issued or deemed issued in connection with any transaction where such securities so issued are excepted from the definition “Additional Stock” by the affirmative vote of (i) a majority of the then-outstanding shares of Series D Preferred Stock and Series C Preferred Stock, voting together as a single class, not as separate series and on an as converted basis, (ii) a majority of the then-outstanding shares of Series E Preferred Stock, voting as a separate series, (iii) a majority of the then-outstanding shares of Series F Preferred Stock, voting as a separate series, (iv) a majority of the then-outstanding shares of Series G Preferred Stock, voting as a separate series, (v) the Series H Requisite Approval, voting as a separate series, (vi) a majority of the then-outstanding shares of Series I Preferred Stock, voting as a separate series, and (vii) a majority of the then-outstanding shares of Preferred Stock, voting together as a single class, not as separate series and on an as converted basis.

(iii) In the event this Corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article IV.B.4(d)(iii), then, in each such case for the purpose of this Article IV.B.4(e), the holders of each series of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of such series of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Article IV.B.2 or this Article IV.B.4) provision shall be made so that the holders of each series of the Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV.B.4 with respect to the rights of the holders of each series of Preferred Stock after the recapitalization to the end that the provisions of this Article IV.B.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of each such series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) No Fractional Shares and Certificate as to Adjustments,

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, this Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Article IV.B.4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(j) Notices. Any notice required by the provisions of this Article IV.B.4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation, or sent by electronic communication in compliance with the provisions of the DGCL, and shall be deemed given upon such electronic transmission.

(k) Waiver of Adjustment to Conversion Prices. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance solely by the vote of a majority of the then-outstanding shares of such series of Preferred Stock (and with respect to the Series H Preferred Stock, the Series H Requisite Approval). Any such waivers shall be binding upon all current and future holders of shares of the affected series of Preferred Stock.

5. Voting Rights.

(a) General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted. With respect to such vote, and except as otherwise expressly provided herein or as required by applicable law, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Election of Directors.

(i) The holders of shares of Series H Preferred Stock shall be entitled, voting separately as a single class, to elect one director of this Corporation (the “Series H Director”) at each meeting or pursuant to written consent of this Corporation’s stockholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such director and to fill any vacancy caused by the removal of such director.

(ii) The holders of shares of Series F Preferred Stock shall be entitled, voting separately as a single class, to elect one director of this Corporation (the “Series F Director”) at each meeting or pursuant to written consent of this Corporation’s stockholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such director and to fill any vacancy caused by the removal of such director.

(iii) The holders of shares of Series E Preferred Stock shall be entitled, voting separately as a single class, to elect two directors of this Corporation (the “Series E Directors”) at each meeting or pursuant to written consent of this Corporation’s stockholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such director and to fill any vacancy caused by the removal of such director.

(iv) The holders of shares of Series C Preferred Stock shall be entitled, voting separately as a single class, to elect one director of this Corporation (the “Series C Director”) at each meeting or pursuant to written consent of this Corporation’s stockholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such director and to fill any vacancy caused by the removal of such director.

(v) The holders of shares of Series B Preferred Stock shall be entitled, voting separately as a single class, to elect one director of this Corporation (the “Series B Director,” and together with the Series C Director, the Series E Directors, the Series F Director and the Series H Director, the “Preferred Directors”) at each meeting or pursuant to written consent of this Corporation’s stockholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such director and to fill any vacancy caused by the removal of such director.

(vi) The holders of shares of Common Stock shall be entitled, voting separately as a single class, to elect four directors of this Corporation at each meeting or pursuant to written consent of this Corporation’s stockholders for the election of directors, and to remove from office such directors, to fill any vacancy caused by the resignation or death of such directors and to fill any vacancy caused by the removal of any such directors.

(vii) The holders of shares of Common Stock and Preferred Stock shall be entitled, each voting as a separate class on an as-converted basis, to elect any remaining directors of this Corporation at each meeting or pursuant to written consent of this Corporation’s stockholders for the election of directors, and to remove from office such directors to fill any vacancy caused by the resignation or death of such director and to fill any vacancy caused by the removal of any such director.

(viii) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, Section 2115 of the California General Corporation Law (“CGCL”) purports to apply to the Corporation. During such time or times that Section 2115(b) of the CGCL purports to apply to the Corporation, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

(ix) During such time or times that Section 2115(b) of the CGCL purports to apply to the Corporation, one or more directors may be removed from office at any time without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for that director as provided above; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

6. Protective Provisions.

(a) So long as at least 12,000,000 shares of Preferred Stock (as adjusted from time to time for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Preferred Stock voting together as a single class on an as-converted basis:

(i) alter or change, whether by merger, consolidation or otherwise, the rights, preferences or privileges of the shares of Preferred Stock;

(ii) increase or decrease the total number of authorized shares of Preferred Stock or Common Stock;

(iii) authorize, designate or issue, or obligate itself to issue, whether by merger, consolidation or otherwise, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, any series of Preferred Stock with respect to dividends, liquidation, voting or redemption;

(iv) effect any reclassification or recapitalization of outstanding capital stock into shares having preferences superior to or on parity with the Preferred Stock;

(v) effect a Liquidation Event;

(vi) change the authorized number of directors of this Corporation;

(vii) pay dividends or make other distributions on the capital stock of this Corporation (other than a dividend payable solely in shares of Common Stock);

(viii) incur or guaranty any indebtedness in excess of $20,000,000 in one transaction or a series of related transactions, unless approved by the Board of Directors;

(ix) increase the number of shares of Common Stock reserved for issuance under the Corporation’s equity incentive plan or create any new equity incentive or benefit plan;

(x) engage in any transaction with one or more of the Corporation’s directors or officers, or with any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers and have a material financial interest, unless approved by the Board of Directors (including a majority of disinterested directors);

(xi) permit any subsidiary of the Corporation to issue any equity securities other than to the Corporation or a wholly-owned subsidiary of the Corporation;

(xii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary (A) pursuant to agreements under which this Corporation has the option to repurchase such shares, at no greater than cost, upon the occurrence of certain events, such as the termination of employment or service or (B) in connection with the settlement or exercise of awards issued pursuant to equity incentive plans of the Company; or

(xiii) amend the Corporation’s Certificate of Incorporation or Bylaws.

(b) So long as at least 3,000,000 shares of Series I Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment of the Corporation’s Certificate of Incorporation or Bylaws, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series I Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series I Preferred Stock;

(ii) alter or change the powers, preferences or special rights of the Series I Preferred Stock so as to affect them adversely;

(iii) amend Article IV.B.4(b)(ii)(dd), Article IV.B.4(d)(ii)(C)(iv), or Article IV.B.4(k) of this Corporation’s Certificate of Incorporation;

(iv) authorize or issue any security with rights upon a Liquidation Event that are senior to the rights of the Series I Preferred Stock; or

(v) authorize or issue any security with rights upon a Liquidation Event that either (x) are both pari passu with the rights of the Series I Preferred Stock and that provide for a liquidation preference that is greater than one times the original issue price of such new security or (y) provide for distribution of additional proceeds to holders of such new security after payment of the original issue price of such new security plus declared but unpaid dividends of such new security but prior to conversion (or deemed conversion pursuant to Article IV.B.2(c) regardless of whether any such conversion actually occurred) of such new security into Common Stock.

(c) So long as at least 3,000,000 shares of Series H Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment of the Corporation’s Certificate of Incorporation or Bylaws, merger, consolidation or otherwise, without first obtaining the Series H Requisite Approval (by vote or written consent, as provided by law), voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series H Preferred Stock;

(ii) alter or change the powers, preferences or special rights of the Series H Preferred Stock so as to affect them adversely;

(iii) amend Article IV.B.4(b)(ii)(cc), Article IV.B.4(d)(ii)(C)(iii), Article IV.B.5(b)(i) or Article IV.B.4(k) of this Corporation’s Certificate of Incorporation;

(iv) authorize or issue any security with rights upon a Liquidation Event that are senior to the rights of the Series H Preferred Stock; or

(v) authorize or issue any security with rights upon a Liquidation Event that either (x) are both pari passu with the rights of the Series H Preferred Stock and that provide for a liquidation preference that is greater than one times the original issue price of such new security or (y) provide for distribution of additional proceeds to holders of such new security after payment of the original issue price of such new security plus declared but unpaid dividends of such new security but prior to conversion (or deemed conversion pursuant to Article IV.B.2(c) regardless of whether any such conversion actually occurred) of such new security into Common Stock.

(d) So long as at least 3,000,000 shares of Series G Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment of the Corporation’s Certificate of Incorporation or Bylaws, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series G Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series G Preferred Stock;

(ii) alter or change the powers, preferences or special rights of the Series G Preferred Stock so as to affect them adversely;

(iii) amend Article IV.B.4(b)(ii)(bb), Article IV.B.4(d)(ii)(C)(ii), or Article IV.B.4(k) of this Corporation’s Certificate of Incorporation;

(iv) authorize or issue any security with rights upon a Liquidation Event that are senior to the rights of the Series G Preferred Stock; or

(v) authorize or issue any security with rights upon a Liquidation Event that either (x) are both pari passu with the rights of the Series G Preferred Stock and that provide for a liquidation preference that is greater than one times the original issue price of such new security or (y) provide for distribution of additional proceeds to holders of such new security after payment of the original issue price of such new security plus declared but unpaid dividends of such new security but prior to conversion (or deemed conversion pursuant to Article IV.B.2(c) regardless of whether any such conversion actually occurred) of such new security into Common Stock.

(e) So long as at least 3,000,000 shares of Series F Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment of the Corporation’s Certificate of Incorporation or Bylaws, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series F Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series F Preferred Stock;

(ii) alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely;

(iii) amend Article IV.B.4(b)(ii)(aa), Article IV.B.4(d)(ii)(C)(i), Article IV.B.5(b)(ii), or Article IV.B.4(k) of this Corporation’s Certificate of Incorporation;

(iv) authorize or issue any security with rights upon a Liquidation Event that are senior to the rights of the Series F Preferred Stock; or

(v) authorize or issue any security with rights upon a Liquidation Event that either (x) are both pari passu with the rights of the Series F Preferred Stock and that provide for a liquidation preference that is greater than one times the original issue price of such new security or (y) provide for distribution of additional proceeds to holders of such new security after payment of the original issue price of such new security plus declared but unpaid dividends of such new security but prior to conversion (or deemed conversion pursuant to Article IV.B.2(c) regardless of whether any such conversion actually occurred) of such new security into Common Stock.

(f) So long as at least 3,000,000 shares of Series E Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment of the Corporation’s Certificate of Incorporation or Bylaws, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series E Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series E Preferred Stock;

(ii) alter or change the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely;

(iii) amend Article IV.B.4(b)(ii)(z) of this Corporation’s Certificate of Incorporation;

(iv) authorize or issue any security with rights upon a Liquidation Event that are senior to the rights of the Series E Preferred Stock; or

(v) authorize or issue any security with rights upon a Liquidation Event that either (x) are both pari passu with the rights of the Series E Preferred Stock and that provide for a liquidation preference that is greater than one times the original issue price of such new security or (y) provide for distribution of additional proceeds to holders of such new security after payment of the original issue price of such new security plus declared but unpaid dividends of such new security but prior to conversion (or deemed conversion pursuant to Article IV.B.2(c) regardless of whether any such conversion actually occurred) of such new security into Common Stock.

(g) So long as at least 3,000,000 shares of Series D Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment of the Corporation’s Certificate of Incorporation or Bylaws, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series D Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series D Preferred Stock;

(ii) alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely;

(iii) alter or change any required approvals of the Series D Preferred Stock in which the holders of such shares of Series D Preferred Stock may vote as a separate class or series;

(iv) amend Article IV.B.4(b)(ii)(y) of this Corporation’s Certificate of Incorporation;

(v) authorize or issue any security with rights upon a Liquidation Event that are senior to the rights of the Series D Preferred Stock; or

(vi) authorize or issue any security with rights upon a Liquidation Event that either (x) are both pari passu with the rights of the Series D Preferred Stock and that provide for a liquidation preference that is greater than one times the original issue price of such new security or (y) provide for distribution of additional proceeds to holders of such new security after payment of the original issue price of such new security plus declared but unpaid dividends of such new security but prior to conversion (or deemed conversion pursuant to Article IV.B.2(c) regardless of whether any such conversion actually occurred) of such new security into Common Stock.

(h) So long as at least 3,000,000 shares of Series C Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series C Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series C Preferred Stock;

(ii) amend the Corporation’s Certificate of Incorporation or Bylaws so as to adversely impact the powers, designations, preferences and restrictions of the Series C Preferred Stock in a manner different from the Series I Preferred Stock, the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock or the Series Seed Preferred Stock; or

(iii) amend Article IV.B.4(b)(ii)(x) of this Corporation’s Certificate of Incorporation.

(i) So long as at least 3,000,000 shares of Series B Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series B Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series B Preferred Stock; or

(ii) amend the Corporation’s Certificate of Incorporation or Bylaws so as to adversely impact the powers, designations, preferences and restrictions of the Series B Preferred Stock in a manner different from the Series I Preferred Stock, the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series A Preferred Stock or the Series Seed Preferred Stock.

(j) So long as at least 3,000,000 shares of Series A Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series A Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series A Preferred Stock; or

(ii) amend the Corporation’s Certificate of Incorporation or Bylaws so as to adversely impact the powers, designations, preferences and restrictions of the Series A Preferred Stock in a manner different from the Series I Preferred Stock, the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock or the Series Seed Preferred Stock.

(k) So long as at least 3,000,000 shares of Series Seed Preferred Stock (as adjusted for Recapitalizations) are outstanding, this Corporation shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then-outstanding shares of Series Seed Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series Seed Preferred Stock; or

(ii) amend the Corporation’s Certificate of Incorporation or Bylaws so as to adversely impact the powers, designations, preferences and restrictions of the Series Seed Preferred Stock in a manner different from the Series I Preferred Stock, the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock or the Series A Preferred Stock.

7. Status of Redeemed or Converted Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Article IV.B.3 or Article IV.B.4, the shares so redeemed or converted shall be cancelled and shall not be issuable by this Corporation.

C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV.C.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon a Liquidation Event, the assets of this Corporation shall be distributed as provided in Article IV.B.2.

3. Redemption. Except as may otherwise be provided in a written agreement between this Corporation and a holder of Common Stock or the Bylaws of this Corporation, neither this Corporation nor the holders of Common Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of Common Stock.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Subject to the other terms of this Restated Certificate, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of shares of stock of this Corporation representing a majority of the votes represented by all outstanding shares of stock of this Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Article V.

For the management of the business and for the conduct of the affairs of this Corporation, and in further definition, limitation, and regulation of the powers of this Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

A. The management of the business and the conduct of the affairs of this Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors that this Corporation would have if there were no vacancies. Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

B. Except as otherwise provided in this Restated Certificate, the power to adopt, amend, or repeal the Bylaws of this Corporation may be exercised by the Board of Directors of this Corporation.

Article VI.

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this Corporation (and any other persons to which the DGCL permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

Article VII.

A director of the Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Any amendment, repeal or modification of the foregoing provisions of this Article VII by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

Article VIII.

This Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of this Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this Corporation who is not an employee of this Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, if such holder is not an employee of this Corporation or of any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of this Corporation.

Article IX.

Unless the Corporation consents in writing to an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising under any provision of the DGCL, the certificate of incorporation, or the Bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal-affairs doctrine shall be a state or federal court located within the State of Delaware in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint stating any claim against the Corporation, or any director, officer, employee, control person, underwriter or agent of the Corporation arising under the Act.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Amended and Restated Certificate of Incorporation.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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State of Delaware Secretary of State Division of Corporations Delivered 03:17 PM 08/13/2018 FILED 03:17 PM 08/13/2018 SR 20186144006 - File Number 4311245

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Lyft, Inc., a Delaware Corporation, on this 3rd day of August, A.D. 2018, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 13th day of August, A.D., 2018.

By:	/s/ Kristin Sverchek
Authorized Officer

Name:	Kristin Sverchek
Print or Type

Title:	Secretary